Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form SB-2 of our report dated April 20, 2000, with respect to the financial statements of Avic Technologies, LTD as of and for the period March 4, 1999 (date of incorporation) to March 31, 2000, filed with the Securities and Exchange Commission.

         We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                             /s/

                                             KINGERY, CROUSE & HOHL, P.A.

April 20, 2000

Tampa, Florida